Delaware	PAGE 1
The First State

          I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NORD RESOURCES CORPORATION”, FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 2011, AT 5:05 O’CLOCK P.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

0769561 8100	[Seal of the Secretary
/s/ Jeffrey Bullock
110878847	of State of the State of	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online		AUTHENTICATION: 8941366
at corp.delaware.gov/authver.shtml	Delaware]
DATE: 08-01-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:05 PM 08/01/2011
FILED 05:05 PM 08/01/2011
SRV 110878847 – 0769561 FILE

CERTIFICATE OF AMENDMENT
TO THE
AMENDED CERTIFICATE OF INCORPORATION
OF
NORD RESOURCES CORPORATION

It is hereby certified that:

1.          The name of the corporation (hereinafter called the “Corporation”) is NORD RESOURCES CORPORATION and the certificate of incorporation of the Corporation was filed on January 18, 1971.

2.          The amended certificate of incorporation of the Corporation is hereby amended by striking the first paragraph of Article 4 thereof and by substituting in lieu of said Article the following new first paragraph of Article 4:

“4: The total number of shares of stock which the Corporation has authority to issue is Four Hundred Million (400,000,000) and the par value of each such share is One Cent, $0.01, amounting in the aggregate to Four Million ($4,000,000) Dollars.”

3.          The foregoing was duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law by resolution of the Board of Directors of the Corporation on April 21, 2011 and approved by the holders of a majority of the capital stock outstanding and entitled to vote at the annual meeting of stockholders of the Corporation on June 16, 2011.

Signed as of the 31st day of July, 2011.

/s/ Wayne Morrison
Wayne Morrison
Chief Executive and Chief Financial Officer